SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2003

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Item 2.    Acquisition or Disposition of Assets.

On May 1, 2003, Prudential Financial, Inc. (the “Company”) announced that it had completed the first step of the acquisition of Skandia U.S. Inc. (“Skandia”) in a transaction described under “Item 1. Business—Financial Services Businesses—Insurance Division—Individual Life and Annuities” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in its Annual Report on Form 10-K for the year ended December 31, 2002. The total consideration payable in the transaction, following purchase price adjustments, is a cash purchase price of $1.161 billion (reflecting the original purchase price of $1.15 billion plus the receipt by Skandia of proceeds of sales of operations not purchased by the Company, minus an amount reflecting Skandia’s repayment of certain indebtedness) and assumption of a $35 million liability, which was originally estimated to be $115 million. The Company intends to file the financial statements required by Item 7 of Form 8-K within 75 days of the date hereof.

Item 9.    Regulation FD Disclosure.

On May 1, 2003, the Company issued a press release relating to the transaction described in Item 2. The Company is furnishing a copy of this press release as Exhibit 99.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 1, 2003

PRUDENTIAL FINANCIAL, INC.

By:	/S/ KATHLEEN M. GIBSON

Name: Kathleen M. Gibson Title: Vice President and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Prudential Financial, Inc. dated May 1, 2003.